Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

La Jolla Pharmaceutical Company

San Diego, California

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 Nos. 333-106060, 333-116233, 333-125427, 333-131248, 333-143677, 333-151825 and 333-169140 of La Jolla Pharmaceutical Company of our report dated March 30, 2012, relating to the consolidated financial statements, which appear in the Annual Report on Form 10-K. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ BDO USA, LLP
San Diego, California